As filed with the Securities and Exchange Commission on June 18, 2014
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

MARKIT LTD.
(Exact Name of Registrant as specified in its charter)
Bermuda		N/A
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
4th Floor, Ropemaker Place, 25 Ropemaker Street London, England EC2Y 9LY +44 20 7260 2000
(Address including zip code of Principal Executive Offices)

Markit Ltd. 2014 Equity Incentive Award Plan
2004 Markit Additional Share Option Plan
Markit 2006 Share Option Plan
Markit 2006 Additional Share Option Plan
Markit 2007 Share Option Plan
Markit 2008 Share Option Plan (1/3 vesting)
Markit 2008 Share Option Plan (1/5 vesting)
Markit 2008 Additional Share Option Plan (1/3 vesting)
Markit 2008 Additional Share Option Plan (1/5 vesting)
Markit 2009 Additional Share Option Plan
Markit 2009 Share Option Plan (1/3 vesting)
Markit 2009 Share Option Plan (1/5 vesting)
Markit 2010 Share Option Plan
Markit 2010 Share Option Plan (1/3 vesting)
Markit 2010 Share Option Plan (1/5 vesting)
2011 Markit Share Option Plan
2012 Markit Share Option Plan
2013 Markit Share Option Plan
2013 Markit Share Option Plan (mid-year awards April through December 2013)
2014 Markit Share Option Plan
Markit Key Employee Incentive Program (KEIP)

(Full title of the plans)

Adam J. Kansler Chief Administrative Officer c/o Markit North America, Inc. 620 Eighth Avenue, 35th Floor New York, NY 10018 (212) 931-4900

(Name, address and telephone number, including area code, of agent for service)

 Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒(Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (2)
Common Shares, par value $0.01 per share, reserved for issuance pursuant to the Markit Ltd. 2014 Equity Incentive Award Plan	24,880,000(3)	$25.00(4)	$622,000,000.00	$80,113.60
Common Shares, par value $0.01 per share, reserved for issuance pursuant to share option awards outstanding under the:	—	—
- 2004 Markit Additional Share Option Plan	99,840	$2.38(5)	$237,619.20	$30.61
- Markit 2006 Share Option Plan	48,500	$5.19(5)	$251,715.00	$32.42
- Markit 2006 Additional Share Option Plan	65,840	$0.90(5)	$59,256.00	$7.63
- Markit 2007 Share Option Plan	125,080	$8.02(5)	$1,003,141.60	$129.20
- Markit 2008 Share Option Plan (1/3 vesting)	1,416,140	$12.64(5)	$17,900,009.60	$2,305.52
- Markit 2008 Share Option Plan (1/5 vesting)	1,500,000	$12.84(5)	$19,260,000.00	$2,480.69
- Markit 2008 Additional Share Option Plan (1/3 vesting)	498,760	$12.84(5)	$6,404,078.40	$824.85
- Markit 2008 Additional Share Option Plan (1/5 vesting)	635,650	$14.70(5)	$9,344,055.00	$1,203.51
- Markit 2009 Additional Share Option Plan	1,222,400	$14.90(5)	$18,213,760.00	$2,345.93
- Markit 2009 Share Option Plan (1/3 vesting)	3,711,170	$15.90(5)	$59,007,603.00	$7,600.18
- Markit 2009 Share Option Plan (1/5 vesting)	356,950	$15.90(5)	$5,675,505.00	$731.01
- Markit 2010 Share Option Plan	810,790	$16.54(5)	$13,410,466.60	$1,727.27
- Markit 2010 Share Option Plan (1/3 vesting)	217,830	$16.54(5)	$3,602,908.20	$464.05
- Markit 2010 Share Option Plan (1/5 vesting)	2,014,700	$16.54(5)	$33,323,138.00	$4,292.02
- 2011 Markit Share Option Plan	8,637,120	$20.31(5)	$175,419,907.20	$22,594.08
- 2012 Markit Share Option Plan	8,556,860	$22.57(5)	$193,128,330.20	$24,874.93
- 2013 Markit Share Option Plan	5,826,650	$24.46(5)	$142,519,859.00	$18,356.56
- 2013 Markit Share Option Plan (mid-year awards April through December 2013)	2,389,000	$26.68(5)	$63,738,520.00	$8,209.52
- 2014 Markit Share Option Plan	6,628,090	$26.55(5)	$175,975,789.50	$22,665.68
- Markit Key Employee Incentive Program (KEIP)	25,285,000	$26.70(5)	$675,109,500.00	$86,954.10
Total Common Shares	94,926,370	N/A	$2,235,585,161.50	$287,943.37
(1)
This Registration Statement on Form S-8 (this “Registration Statement”) covers common shares, par value $0.01 per share (“Common Shares”), of Markit Ltd. (the “Registrant”) issuable pursuant to the plans set forth in this table (collectively, the “Plans”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover any additional Common Shares that become issuable under any of the Plans by reason of any share dividend, share split or other similar transaction.

(2)	Rounded up to the nearest penny.

(3)
Represents Common Shares authorized for issuance under the Markit Ltd. 2014 Equity Incentive Award Plan (the “Omnibus Plan”). To the extent that outstanding awards under the Markit Key Employee Incentive Program (KEIP), 2013 and 2014 Markit Share Option Plans and 2013 and 2014 Markit Share Plans terminate by expiration, forfeiture, cancellation or otherwise without the issuance of Common Shares, the Common Shares subject to such awards will instead be available for future issuance under the Omnibus Plan.

(4)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act.  The Proposed Maximum Offering Price Per Share is the high point of the range of the public offering price in the Registrant’s proposed initial public offering.

(5)
Estimated pursuant to Rule 457(h) under the Securities Act, solely for the purpose of computing the registration fee, based on the weighted average per share exercise price of the options outstanding under the applicable Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in Item 1 and Item 2 of Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) under the Securities Act.  In accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”) and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated herein by reference:

(a) Amendment No. 3 to the Registrant’s Registration Statement on Form F-1 filed with the Commission on June 16, 2014 (Registration No. 333-195687), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed.

(b) The Registrant’s prospectus to be filed with the Commission pursuant to Rule 424(b) under the Securities Act, relating to the Registrant’s Registration Statement on Form F-1, as amended (Registration No. 333-195687).

(c) The description of the Registrant’s share capital which is contained in the Registrant’s Registration Statement on Form 8-A (Registration No. 001-36495), dated June 13, 2014, including any amendments or supplements thereto.

In addition, all documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, including any Reports of Foreign Private Issuers on Form 6-K submitted during such period (or portion thereof) that is identified in such form as being incorporated by reference into this Registration Statement, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of the filing of such documents. The Registrant is not incorporating by reference any documents or portions thereof, whether specifically listed above or filed in the future, that are not deemed “filed” with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein), modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Certain legal matters with respect to the offering of the Common Shares registered hereby have been passed on by Conyers Dill & Pearman Limited.

Item 6.  Indemnification of Directors and Officers.

Section 98 of the Companies Act 1981 (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of any rule of law would otherwise be imposed on them in respect of any negligence, default, breach of duty or breach of trust, except in cases where such liability arises from fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermuda company may indemnify its directors, officers and auditors against any liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or in which they are acquitted or granted relief by the Supreme Court of Bermuda pursuant to section 281 of the Companies Act.

The Registrant has adopted provisions in its bye-laws that provide that the Registrant shall indemnify its officers and directors in respect of their actions and omissions, except in respect of their fraud or dishonesty. The Registrant’s bye-laws provide that the shareholders waive all claims or rights of action that they might have, individually or in right of the company, against any of the company’s directors or officers for any act or failure to act in the performance of such director’s or officer’s duties, except in respect of any fraud or dishonesty of such director or officer. Section 98A of the Companies Act permits the Registrant to purchase and maintain insurance for the benefit of any officer or director in respect of any loss or liability attaching to him in respect of any negligence, default, breach of duty or breach of trust, whether or not the Registrant may otherwise indemnify such officer or director. The Registrant has purchased and maintains a directors’ and officers’ liability policy for such a purpose.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number
4.1
Memorandum of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form F-1, dated as of June 3, 2014 (Registration No. 333-195687))

4.2
Bye-laws of the Registrant (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form F-1, dated as of June 3, 2014 (Registration No. 333-195687))

4.3
Form of certificate of common shares (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form F-1, dated as of June 3, 2014 (Registration No. 333-195687))

5	Opinion of Conyers Dill & Pearman Limited (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1
2004 Markit Additional Share Option Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.2	Markit 2006 Share Option Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.3
Markit 2006 Additional Share Option Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.4	Markit 2007 Share Option Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.5
Markit 2008 Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.6
Markit 2008 Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.7
Markit 2008 Additional Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.8
Markit 2008 Additional Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.9
Markit 2009 Additional Share Option Plan (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.10
Markit 2009 Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.11
Markit 2009 Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.12	Markit 2010 Share Option Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.13
Markit 2010 Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.14
Markit 2010 Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.15	2011 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.16	2012 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.17	2013 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.18
2013 Markit Share Option Plan (mid-year awards April through December 2013) (incorporated herein by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.19	2014 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.20
Markit Key Employee Incentive Program (KEIP) (incorporated herein by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.21
Markit Ltd. 2014 Equity Incentive Award Plan (incorporated herein by reference to Exhibit 10.27 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-1, dated as of June 16, 2014 (Registration No. 333-195687))

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

(1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)      To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii)    To include any material information with respect to the Plan not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)   The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Registration Statement and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on this 18th day of June, 2014.

Markit Ltd.
By:	/s/ Lance Uggla
Name:	Lance Uggla
Title:	Chairman and Chief Executive Officer

National Corporate Research, Ltd., as Authorized Representative in the United States
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Senior Vice President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jeff Gooch and Adam Kansler and each of them, individually, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Lance Uggla	Chairman and Chief Executive Officer	June 18, 2014
Lance Uggla	(Principal Executive Officer)

/s/ Jeff Gooch	Chief Financial Officer	June 18, 2014
Jeff Gooch	(Principal Financial and Accounting Officer)

/s/ Zar Amrolia	Director	June 18, 2014
Zar Amrolia

/s/ Jill Denham	Director	June 18, 2014
Jill Denham

/s/ Dinyar Devitre	Director	June 18, 2014
Dinyar Devitre

/s/ William E. Ford	Director	June 18, 2014
William E. Ford

/s/ Timothy Frost	Director	June 18, 2014
Timothy Frost

/s/ Robert Kelly	Director	June 18, 2014
Robert Kelly

/s/ Robert-Jan Markwick	Director	June 18, 2014
Robert-Jan Markwick

/s/ James A. Rosenthal	Director	June 18, 2014
James A. Rosenthal

/s/ Thomas Timothy Ryan, Jr.	Director	June 18, 2014
Thomas Timothy Ryan, Jr.

/s/ Dr. Sung Cheng Chih	Director	June 18, 2014
Dr. Sung Cheng Chih

/s/ Anne Walker	Director	June 18, 2014
Anne Walker

EXHIBIT INDEX

Exhibit Number
4.1
Memorandum of Association of the Registrant (incorporated herein by reference to Exhibit 3.2 to Amendment No. 2 to the Registrant’s Registration Statement on Form F-1, dated as of June 3, 2014 (Registration No. 333-195687))

4.2
Bye-laws of the Registrant (incorporated herein by reference to Exhibit 3.3 to Amendment No. 2 to the Registrant’s Registration Statement on Form F-1, dated as of June 3, 2014 (Registration No. 333-195687))

4.3
Form of certificate of common shares (incorporated herein by reference to Exhibit 4.1 to Amendment No. 2 to the Registrant’s Registration Statement on Form F-1, dated as of June 3, 2014 (Registration No. 333-195687))

5	Opinion of Conyers Dill & Pearman Limited (filed herewith)
23.1	Consent of PricewaterhouseCoopers LLP (filed herewith)
23.2	Consent of Conyers Dill & Pearman Limited (included in Exhibit 5)
24	Power of Attorney (included in the signature pages hereof)
99.1
2004 Markit Additional Share Option Plan (incorporated herein by reference to Exhibit 10.1 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.2	Markit 2006 Share Option Plan (incorporated herein by reference to Exhibit 10.2 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.3
Markit 2006 Additional Share Option Plan (incorporated herein by reference to Exhibit 10.3 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.4	Markit 2007 Share Option Plan (incorporated herein by reference to Exhibit 10.5 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.5
Markit 2008 Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.6 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.6
Markit 2008 Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.7 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.7
Markit 2008 Additional Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.8 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.8
Markit 2008 Additional Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.9 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.9
Markit 2009 Additional Share Option Plan (incorporated herein by reference to Exhibit 10.10 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.10
Markit 2009 Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.11 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.11
Markit 2009 Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.12 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.12	Markit 2010 Share Option Plan (incorporated herein by reference to Exhibit 10.14 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.13
Markit 2010 Share Option Plan (1/3 vesting) (incorporated herein by reference to Exhibit 10.15 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.14
Markit 2010 Share Option Plan (1/5 vesting) (incorporated herein by reference to Exhibit 10.16 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.15	2011 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.18 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.16	2012 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.20 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.17	2013 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.22 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.18
2013 Markit Share Option Plan (mid-year awards April through December 2013) (incorporated herein by reference to Exhibit 10.23 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.19	2014 Markit Share Option Plan (incorporated herein by reference to Exhibit 10.25 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))
99.20
Markit Key Employee Incentive Program (KEIP) (incorporated herein by reference to Exhibit 10.26 to the Registrant’s Registration Statement on Form F-1, dated as of May 5, 2014 (Registration No. 333-195687))

99.21
Markit Ltd. 2014 Equity Incentive Award Plan (incorporated herein by reference to Exhibit 10.27 to Amendment No. 3 to the Registrant’s Registration Statement on Form F-1, dated as of June 16, 2014 (Registration No. 333-195687))